UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      July 6, 2009

ALCANTARA BRANDS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-149804	26-2137574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3753 Howard Hughes Parkway, Suite 200 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 425-5758

Copies of Communications to:
Stoecklein Law Group
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-1325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 6, 2009, the Registrant entered into a reverse triangular merger by and among Alcantara Sub Co (“SUB CO”), a wholly owned subsidiary of the Registrant, and Chalaco Loreto S.A.C., a Peruvian corporation (“LORETO”), the constituent entities, whereby the Merger is intended to qualify as a tax-free reorganization under Section 368 of the Code as relates to the non-cash exchange of stock referenced herein. Pursuant to the terms of the merger, LORETO will be merged with SUB CO wherein SUB CO shall cease to exist and LORETO will become a wholly owned subsidiary of the Registrant.  Subject to the terms and conditions set forth in the Merger Agreement, the Merger is anticipated to become effective on July 6, 2009.

The Merger Agreement contains normal conditions to closing including the audited financial statements of LORETO, prepared pursuant to Regulation S-X to be completed and presented to the Registrant for filing with an Amended Form 8-K, as required by Item 2.01 and Item 9.01 of Form 8-K.

Additionally, the Merger Agreement sets forth conditions that at the effective time, the holder of one or more share of common stock, par value $.001 per share of LORETO issued and outstanding immediately prior to the Effective Time, shall be entitled to receive in exchange therefor a number of shares of ALCANTARA Common Stock equal to the product of (x) (the number of shares of LORETO common stock (3,000,000)), times (y) (the Exchange Ratio, 3,000:1).

A copy of the Agreement and Plan of Merger between SUB CO and LORETO is filed as Exhibit 2.1 to this Current Report and is incorporated in its entirety herein.

Section 8 – Other Events

Item 8.01 Other Events

On July 14, 2009, the Registrant issued a press release announcing its execution of a definitive agreement with Loreto SAC. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger between Alcantara Brands Corp., Alcantara Sub Co. and Chalaco Loreto S.A.C., dated July 6, 2009
99.1	Press Release Announcing the execution of a definitive agreement with Loreto SAC dated July 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Carlos Alcantara
Date: July 31, 2009	Carlos Alcantara, Chief Executive Officer